UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2013 (November 25, 2013)

Crawford & Company

(Exact Name of Registrant as Specified in Its Charter)

Georgia	1-10356	58-0506554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Summit Blvd, N.E., Atlanta, Georgia 30319

(Address, Including Zip Code, of Principal Executive Offices)

(404) 256-0830

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 25, 2013, Crawford & Company (the “Company”), its subsidiaries Crawford & Company Risk Services Investments Limited, Crawford & Company (Canada) Inc. and Crawford & Company (Australia) Pty. Ltd. (the Company, together with such subsidiaries, as borrowers (the “Borrowers”)), the Company’s guarantor subsidiaries party thereto, Wells Fargo Bank, National Association, as administrative agent and a lender (“Wells Fargo”), and the other lenders party thereto, entered into a Third Amendment to Credit Agreement, Amendment to Pledge and Security Agreement and Limited Waiver (the “Amendment”), which amended, among other things, that certain Credit Agreement, dated as of December 8, 2011, by and among the Borrowers, the Company’s guarantor subsidiaries party thereto, Wells Fargo and the other lenders from time to time party thereto (as previously amended, the “Credit Agreement”).

The Amendment: (1) increases the aggregate commitments under the Credit Agreement from $325.0 million to $400.0 million, without impacting the Company’s ability, subject to the satisfaction of certain conditions and its receipt of additional commitments, to exercise its option to further increase the revolving loan commitments under the Credit Agreement by up to $100.0 million; (ii) extends the maturity date of the Credit Agreement from December 8, 2016 to November 25, 2018; (iii) reduces by 25 basis points the applicable margin used to determine interest rates on borrowings under the Credit Agreement; (iv) reduces by 5 basis points the unused commitment fee under the Credit Agreement; (v) provides the Company the ability to undertake a one-time repurchase of shares of the Company’s stock in an amount of up to $25.0 million prior to December 31, 2015, subject to compliance with certain conditions; and (vi) increases the leverage ratio (as defined in the Credit Agreement) with which the Company must comply from 3.0:1.0 to 3.25:1.0, among other things.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On November 25, 2013, the Company issued a press release announcing its entry into the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Number	Exhibit

10.1	Third Amendment to Credit Agreement, dated as of November 25, 2013, by and among Crawford & Company, Crawford & Company Risk Services Investments Limited, Crawford & Company (Canada) Inc., Crawford & Company (Australia) Pty. Ltd., the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent and a lender, and the other signatories party thereto.

99.1	Press release dated November 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ R. Eric Powers, III
Name:	R. Eric Powers, III
Title:	Vice President

Date: November 25, 2013

EXHIBIT INDEX

Number	Exhibit

10.1	Third Amendment to Credit Agreement, dated as of November 25, 2013, by and among Crawford & Company, Crawford & Company Risk Services Investments Limited, Crawford & Company (Canada) Inc., Crawford & Company (Australia) Pty. Ltd., the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent and a lender, and the other signatories party thereto.

99.1	Press release dated November 25, 2013